SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

AMENDMENT NO. 2
to
FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   April 22, 2010

KEYUAN PETROCHEMICALS, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Nevada	000-51750	45-0538522
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

Qingshi Industrial Park
Ningbo Economic & Technological Development Zone
Ningbo, Zhejiang Province
P.R. China 315803
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(86) 574-8623-2955
 (ISSUER TELEPHONE NUMBER)

1541 E. Interstate 30
Rockwall, Texas 75087
 (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

–––––––––––––––– Copies to: Gregg E. Jaclin, Esq. Eric M. Stein, Esq. Joy Z. Hui, Esq. Anslow + Jaclin, LLP 195 Route 9 South, Suite 204 Manalapan, New Jersey 07726 (732) 409-1212
––––––––––––––––

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No.2 to Form 8-K is being filed to revise and amend “Item 4.01Change in Registrant’s Certifying Accountant” included in the Current Report on Form 8-K/A filed on May 21, 2010 in response to the comments provided by the U.S. Securities and Exchange Commission (the “SEC”) on May 25, 2010.

Item 4.01   Changes in Registrant’s Certifying Accountant

On April 22, 2010, the board of directors of Keyuan Petrochemicals, Inc. (f/k/a Silver Pearl Enterprises, Inc., hereinafter referred to as “we”, “us,” ‘our” or the “Company”) dismissed The Hall Group, CPAs (“Hall”) as our independent auditors and engaged Patrizio & Zhao, LLC, an Independent Registered Public Accounting Firm (“Patrizio”), to serve as our independent auditors. Pursuant to Item 304(a) of Regulation S-K under the Securities Act of 1933, as amended, and under the Securities Exchange Act of 1934, as amended, we report as follows:

(a)	(i) Hall was terminated as our independent registered public accounting firm effective on April 22, 2010.

(ii)      For the two most recent fiscal years ended December 31, 2009 and 2008, Hall’s report on the financial statements did not contain any adverse opinions or disclaimers of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles, other than for a “going concern” uncertainty.

(iii)     The termination of Hall and engagement of Patrizio were approved by our board of directors.

(iv)    Hall and the Company did not have any disagreements with regard to any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure for the audited financials for the fiscal year ended December 31, 2009 and 2008, and subsequent interim period ended March 31, 2010 and through the date of dismissal, which disagreements, if not resolved to the satisfaction of Hall, would have caused it to make reference to the subject matter of the disagreements in connection with its reports.

(v)     During the fiscal years ended December 31, 2009 and 2008, and subsequent interim period ended March 31, 2010 and through the date of dismissal, we did not experience any reportable events, except that in its letter to us in 2009 pursuant to “Statement on Auditing Standards (SAS) 112: Communicating Internal Control Related Matters,” Hall identified the following material weakness of our internal controls, which constitute a reportable event under Item 304(a)(1)(v) of Regulation S-K:

•	Reliance on financial reporting consultants for review of critical accounting areas and disclosures and material non-standard transactions;
•	Lack of sufficient accounting staff which results in a lack of segregation of duties necessary for a good system of internal control.

A material weakness is a deficiency, or a combination of control deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.

In order to remedy our existing internal control deficiencies, we engaged Ms. Aichun Li as our Chief Financial Officer on May 7, 2010, who has a decade of diverse experience in Corporate Finance, Accounting and Tax working with companies in the banking, manufacturing and consulting industries. Prior to joining us, Ms. Li was a member of the CFO Group with Bank of America, where she managed the financial reporting, forecasting and planning for several multi-million P&L accounts. Prior to that, Ms. Li served as a senior accountant with Nucor Corporation, one of the leading steel manufacturing companies, where she provided internal financial and tax consulting to 36 divisions and various subsidiaries. Prior to joining Nucor, Ms. Li was a consultant with Deloitte & Touche LLP in the analysis of financial reports and complex tax planning and compliance for a variety of organizations.

In addition, as our finance allows, we will hire additional accounting staff to establish segregation of duties necessary for a good system of internal control.

The material internal control weakness identified in paragraph (a)(v) did not result in significant fourth quarter or other audit adjustments to our financial statements.

Our board of directors discussed the reportable event with Hall and we authorized Hall to report fully to inquires of its successor accountant concerning the reportable event pursuant to Item 304(a)(1)(v) of Regulation S-K.

(b)	(i) On April 22, 2010, we engaged Patrizio to serve as our independent registered public accounting firm.

(ii)      Prior to engaging Patrizio, we have not consulted Patrizio regarding the application of accounting principles to a specified transaction, completed or proposed, the type of audit opinion that might be rendered on our financial statements or a reportable event, nor did us consult with Patrizio regarding any disagreements with our prior auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure, which disagreements, if not resolved to the satisfaction of the prior auditor, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

(iii)     We did not have any disagreements with Patrizio, and therefore, did not discuss any past disagreements with Patrizio.

(c)	We requested Hall to furnish with a letter addressed to the SEC stating whether it agrees with the statements made by us regarding Hall.

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro forma financial information

Not applicable.

(c)	Exhibits

No.	Exhibit

16.1.	Letter from The Hall Group, CPAs, dated June 9, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Keyuan Petrochemicals, Inc.

By:	/s/ Aichun Li
Name:	Aichun Li
Title: Dated:	Chief Financial Officer June 9, 2010